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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                                                        JURISDICTION OF
         SUBSIDIARIES                   OWNERSHIP        INCORPORATION
--------------------------------        ---------       ---------------

Echo Bay Inc.                              100%         Delaware, U.S.A.
Echo Bay Finance Corporation               100%         Delaware, U.S.A.
Round Mountain Gold Corporation            100%         Delaware, U.S.A.
Echo Bay Minerals Company                  100%         Delaware, U.S.A.
Sunnyside Gold Corporation                 100%         Delaware, U.S.A.
Echo Bay Exploration Inc.                  100%         Delaware, U.S.A.
Echo Bay Management Corporation            100%         Delaware, U.S.A.
White Pine Gold Corporation                100%         Delaware, U.S.A.
Echo Bay Alaska Inc.                       100%         Delaware, U.S.A.
Echo Bay Resources Inc.                    100%         Delaware, U.S.A.
Echo Bay Sales Ltd.                        100%         Alberta, Canada
Corp. Air Inc.                             100%         Alberta, Canada
Echo Bay Mexico, S.A. de C.V.              100%         Mexico
Kuranakh Gold Mining Corp.                  50%         Russia
Echo Bay (Barbados) Ltd.                   100%         Barbados
Echo Bay Ecuador, S.A.                     100%         Ecuador
Echo Bay Mines Chile Ltda.                 100%         Chile
Echo Bay Exploration Mexico SRL            100%         Mexico
Silk Road Gold Corp.                        50%         The Netherlands
Echo Bay International B.V.                100%         The Netherlands
Echo Bay Mexico B.V.                       100%         The Netherlands
Echo Bay Venezuela B.V.                    100%         The Netherlands
Echo Bay Ecuador B.V.                      100%         The Netherlands
Echo Bay Peru B.V.                         100%         The Netherlands
Echo Bay Brazil B.V.                       100%         The Netherlands
Echo Bay Philippines B.V.                  100%         The Netherlands
Echo Bay Do Brazil Servicios Ltda.         100%         Brazil
Echo Bay Mines Do Brazil Ltda.             100%         Brazil
Minera Echo Bay del Peru, S.A.             100%         Peru